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                                                                      EXHIBIT 11

Allied Capital Advisers, Inc.
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-K
For the Years Ended December 31, 1996, 1995 and 1994

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                                                        For the Year Ended December 31,
                                                  --------------------------------------------
                                                      1996           1995             1994
                                                  --------------------------------------------
Primary Earnings Per Common Share:

     Net Income                                   $2,802,000       $2,435,000       $1,294,000
                                                  ============================================

     Weighted average of common
          shares outstanding                       8,990,013        8,927,648        8,846,726

     Weighted average of common
          shares issuable on exercise
          of outstanding stock options               867,600          748,674          680,537
                                                  --------------------------------------------
     Weighted average of common
          shares outstanding, as adjusted          9,857,613        9,676,322        9,527,263
                                                  ============================================

     Net Income per share                         $     0.28       $     0.25       $     0.14
                                                  ============================================


Fully Diluted Earnings Per Common Share:

     Net Income                                   $2,802,000       $2,435,000       $1,294,000
                                                  ============================================

     Weighted average common
          shares and common share
          equivalents as computed for
          primary earnings per share               9,857,613        9,676,322        9,527,263

     Weighted average of additional
          shares issuable on exercise
          of outstanding stock options                    --          124,239               --
                                                  --------------------------------------------
      Weighted average of common
          shares outstanding, as adjusted          9,857,613        9,800,561        9,527,263
                                                  ============================================

      Net Income assuming full dilution           $     0.28       $     0.25       $     0.14
                                                  ============================================
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